                        MANAGED HIGH YIELD PLUS FUND INC.



                             A Maryland Corporation






                           AMENDED AND RESTATED BYLAWS





                                  June 22, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
                                                                                    ----
ARTICLE I..........................................................................    1
---------
         NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL.........................    1
         Section 1.  Name..........................................................    1
         ---------   ----
         Section 2.  Principal Offices.............................................    1
         ---------   -----------------
         Section 3.  Seal..........................................................    1
         ---------   ----

ARTICLE II.........................................................................    1
----------
         STOCKHOLDERS..............................................................    1
         ------------
         Section 1.  Annual Meetings...............................................    1
         ---------   ---------------
         Section 2.  Special Meetings..............................................    1
         ---------   ----------------
         Section 3.  Notice of Meetings............................................    2
         ---------   ------------------
         Section 4.  Quorum and Adjournment of Meetings............................    2
         ---------   ----------------------------------
         Section 5.  Voting and Inspectors.........................................    2
         ---------   ---------------------
         Section 6.  Validity of Proxies...........................................    3
         ---------   -------------------
         Section 7.  Stock Ledger and List of Stockholders.........................    3
         ---------   -------------------------------------
         Section 8.  Action Without Meeting........................................    3
         ---------   ----------------------
         Section 9.  Nomination....................................................    3
         ---------   ----------
         Section 10.  Shareholder Proposal.........................................    4
         ----------   --------------------

ARTICLE III........................................................................    5
-----------
         BOARD OF DIRECTORS........................................................    5
         ------------------
         Section 1.  Powers........................................................    5
         ---------   ------
         Section 2.  Number and Term of Directors..................................    5
         ---------   ----------------------------
         Section 3.  Election......................................................    5
         ---------   --------
         Section 4.  Vacancies and Newly Created Directorships.....................    5
         ---------   -----------------------------------------
         Section 5.  Removal.......................................................    6
         ---------   -------
         Section 6.  Chairman of the Board.........................................    6
         ---------   ---------------------
         Section 7.  Annual and Regular Meetings...................................    6
         ---------   ---------------------------
         Section 8.  Special Meetings..............................................    6
         ---------   ----------------
         Section 9.  Waiver of Notice..............................................    6
         ---------   ----------------
         Section 10.  Quorum and Voting............................................    6
         ----------   -----------------
         Section 11.  Action Without a Meeting.....................................    7
         ----------   ------------------------
         Section 12.  Compensation of Directors....................................    7
         ----------   -------------------------

ARTICLE IV........................................................................     7
----------
         COMMITTEES...............................................................     7
         ----------
         Section 1.  Organization.................................................     7
         ---------   ------------
         Section 2.  Executive Committee..........................................     7
         ---------   -------------------

         Section 3.  Proceedings and Quorum.......................................     7
         ---------   ----------------------
         Section 4.  Other Committees.............................................     7
         ---------   ----------------

ARTICLE V.........................................................................     8
---------
         OFFICERS.................................................................     8
         --------
         Section 1.  General......................................................     8
         ---------   -------
         Section 2.  Election, Tenure and Qualifications..........................     8
         ---------   -----------------------------------
         Section 3.  Vacancies and Newly Created Officers.........................     8
         ---------   ------------------------------------
         Section 4.  Removal and Resignation......................................     8
         ---------   -----------------------
         Section 5.  President....................................................     8
         ---------   ---------
         Section 6.  Vice President...............................................     9
         ---------   --------------
         Section 7.  Treasurer and Assistant Treasurers...........................     9
         ---------   ----------------------------------
         Section 8.  Secretary and Assistant Secretaries..........................     9
         ---------   -----------------------------------
         Section 9.  Subordinate Officers.........................................     9
         ---------   --------------------
         Section 10.  Remuneration................................................    10
         ----------   ------------
         Section 11.  Surety Bond.................................................    10
         ----------   -----------

ARTICLE VI........................................................................    10
----------
         CAPITAL STOCK............................................................    10
         -------------
         Section 1.  Certificates of Stock........................................    10
         ---------   ---------------------
         Section 2.  Transfer of Shares...........................................    10
         ---------   ------------------
         Section 3.  Stock Ledgers................................................    11
         ---------   -------------
         Section 4.  Transfer Agents and Registrars...............................    11
         ---------   ------------------------------
         Section 5.  Fixing of Record Date........................................    11
         ---------   ---------------------
         Section 6.  Lost, Stolen or Destroyed Certificates.......................    11
         ---------   --------------------------------------

ARTICLE VII.......................................................................    11
-----------
         FISCAL YEAR AND ACCOUNTANT...............................................    11
         --------------------------
         Section 1.  Fiscal Year..................................................    11
         ---------   -----------
         Section 2.  Accountant...................................................    11
         ---------   ----------

ARTICLE VIII......................................................................    12
------------
         CUSTODY OF SECURITIES....................................................    12
         ---------------------
         Section 1.  Employment of a Custodian....................................    12
         ---------   -------------------------
         Section 2.  Termination of Custodian Agreement...........................    12
         ---------   ----------------------------------
         Section 3.  Other Arrangements...........................................    12
         ---------   ------------------

ARTICLE IX........................................................................    12
----------
         INDEMNIFICATION AND INSURANCE............................................    12
         -----------------------------
         Section 1.  Indemnification of Officers, Directors, Employees and
         ---------   -----------------------------------------------------
                      Agents......................................................    12
                      ------
         Section 2.  Insurance of Officers, Directors, Employees and Agents.......    13
         ---------   ------------------------------------------------------
         Section 3.  Amendment....................................................    13
         ---------   ---------

ARTICLE X.........................................................................    13
---------
         AMENDMENTS...............................................................    13
         ----------
         Section 1.  General......................................................    13
         ---------   -------
         Section 2.  By Stockholders Only.........................................    13
         ---------   --------------------

                                    BYLAWS

                                      OF

                       MANAGED HIGH YIELD PLUS FUND INC.

                           (A MARYLAND CORPORATION)


                                   ARTICLE I
                                   ---------
                             NAME OF CORPORATION,
                         LOCATION OF OFFICES AND SEAL

Section 1.  Name.  The name of the Corporation is Managed High Yield Plus Fund
---------   ----
Inc.

Section 2.  Principal Offices.  The principal office of the Corporation in the
---------   -----------------
State of Maryland shall be located in the City of Baltimore. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3.  Seal.  The corporate seal of the Corporation shall be circular in
---------   ----
form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                  ARTICLE II
                                  ----------
                                 STOCKHOLDERS
                                 ------------

Section 1.  Annual Meetings.  An annual meeting of stockholders shall be held as
---------   ---------------
required and for the purposes prescribed by the Investment Company Act of 1940, as amended ("1940 Act"), and the laws of the State of Maryland and for the election of directors and the transaction of such other business as may properly come before the meeting. Except for the first fiscal year of the Corporation, the meeting shall be held annually at a time set by the Board of Directors at the Corporation's principal offices or at such other place within the United States as the Board of Directors shall select.

Section 2.  Special Meetings.  Special meetings of stockholders may be called at
---------   ----------------
any time by the Chairman of the Board, President, any Vice President, or by a majority of the Board of Directors, and shall be held at such time and place as may be stated in the notice of the meeting.

     Special meetings of the stockholders may be called by the Secretary upon the written request of the holders of shares entitled to vote not less than 25 percent of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 3.  Notice of Meetings.  The Secretary shall cause notice of the place,
---------   ------------------
date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting at his or her address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the stockholders as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Section 4.  Quorum and Adjournment of Meetings.  The presence at any
---------   ----------------------------------
stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 5.  Voting and Inspectors.  Except as otherwise provided in the Articles
---------   ---------------------
of Incorporation or by applicable law, at each stockholders' meeting each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and registered in his or her name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, except that no shares held by the Corporation shall be entitled to a vote. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Except as otherwise provided in the Articles of Incorporation or these Bylaws or as required by provisions of the 1940 Act, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any meeting at which there is an election of Directors, the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

Section 6.  Validity of Proxies.  The right to vote by proxy shall exist only if
---------   -------------------
the proxy is authorized to act by (1) a written instrument, dated not more than eleven months prior to the meeting and executed either by the stockholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the State of Maryland) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Directors. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7.  Stock Ledger and List of Stockholders.  It shall be the duty of the
---------   -------------------------------------
Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

Section 8.  Action Without Meeting.  Any action required or permitted to be
---------   ----------------------
taken by stockholders at a meeting of stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and
(3) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 9.  Nomination.  Subject to the rights of holders of any class or series
---------   ----------
stock having a preference over the Corporation's common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. However, any stockholder entitled to vote in the election of directors at a meeting may nominate a director only by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than
(i) with respect to any nomination to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any nomination to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge a nomination by any stockholder that is not made in compliance with the foregoing procedure.

Section 10. Stockholder Proposal. Any stockholder who is entitled to vote in the
----------  --------------------
election of directors and who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the Board of Directors proposals to be considered for submission to the stockholders of the Corporation for their vote. The introduction of any stockholder proposal that the Board of Directors decides should be voted on by the stockholders of the Corporation, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than (i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the proposal to be introduced; (b) the name and address of the stockholder who intends to make the proposal; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice; and (d) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

                                  ARTICLE III
                                  -----------
                              BOARD OF DIRECTORS
                              ------------------

Section 1.  Powers.  Except as otherwise provided by operation of law, by the
---------   ------
Articles of Incorporation, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 2.  Number and Term of Directors.  Except for the initial Board of
---------   ----------------------------
Directors, the Board of Directors shall consist of not fewer than three nor more than fifteen Directors, as specified by a resolution of a majority of the entire Board of Directors and at least one member of the Board of Directors shall be a person who is not an "interested person" of the Corporation, as that term is defined in the 1940 Act. All other directors may be interested persons of the Corporation if the requirements of Section 10(d) of the 1940 Act are met by the Corporation and its investment adviser. Directors need not be stockholders of the Corporation. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.  Election.  At the first annual meeting of stockholders, Directors
---------   --------
shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. Thereafter, except as otherwise provided in these Bylaws, the Directors shall be elected by the stockholders at a meeting held on a date fixed by the board of Directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

Section 4.  Vacancies and Newly Created Directorships.  If any vacancies shall
---------   -----------------------------------------
occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that if the stockholders of any class of the Corporation's capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class (if any) may fill any vacancy among the number of directors elected by that class; provided further, however, that, at any time that there are stockholders of the Corporation, immediately after filling such vacancy at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within sixty days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

Section 5.  Removal.  At any stockholders' meeting duly called, provided a
---------   -------
quorum is present, the stockholders may remove any director from office (either with or without cause) and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed director or directors. A majority of all votes represented at a meeting is sufficient to remove a Director for cause.

Section 6.  Chairman of the Board.  The Board of Directors may, but shall not be
---------   ---------------------
required to, elect a Chairman of the Board. Any Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only so long as he or she continues to be a Director. The Chairman, if any, shall preside at all stockholders' meetings and at all meetings of the Board of Directors, and may be ex officio a member of all committees of the Board of
                      -- -------
Directors. The Chairman, if any, shall have such powers and perform such duties as may be assigned from time to time by the Board of Directors.

Section 7.  Annual and Regular Meetings.  The annual meeting of the Board of
---------   ---------------------------
Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided in the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made, in the manner provided for notice of special meetings. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

Section 8.  Special Meetings.  Special meetings of the Board of Directors shall
---------   ----------------
be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer or by two or more Directors, at the time and place (within or without the State of Maryland) specified in the respective notice or waivers of notice of such meetings. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least three days before the day on which a special meeting is to be held or (2) delivered to him or her personally or transmitted to him or her by telegraph, telecopy, telex, cable or wireless at least one day before the meeting.

Section 9.  Waiver of Notice.  No notice of any meeting need be given to any
---------   ----------------
Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

Section 10. Quorum and Voting.  At all meetings of the Board of Directors, the
----------  -----------------
presence of one half or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present at least two directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these Bylaws.

Section 11. Action Without a Meeting.  Except as otherwise provided under the
----------  ------------------------
1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors.  Directors shall be entitled to receive
----------  -------------------------
such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE IV
                                  ----------
                                  COMMITTEES
                                  ----------

Section 1.  Organization.  By resolution adopted by the Board of Directors, the
---------   ------------
Board may designate one or more committees of the Board of Directors, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of two or more members, each of whom must be a Director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend or distribution on stock, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these Bylaws, approve any merger or share exchange which does not require stockholder approval, approve or terminate any contract with an "investment adviser" or "principal underwriter," as those terms are defined in the 1940 Act, or to take any other action required by the 1940 Act to be taken by the Board of Directors.

Section 2.  Executive Committee.  Unless otherwise provided by resolution of the
---------   -------------------
Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee.
The President shall automatically be a member of the Executive Committee.

Section 3.  Proceedings and Quorum.  In the absence of an appropriate resolution
---------   ----------------------
of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 4.  Other Committees.  The Board of Directors may appoint other
---------   ----------------
committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

                                   ARTICLE V
                                   ---------
                                   OFFICERS
                                   --------

Section 1.  General.  The officers of the Corporation shall be a President, a
---------   -------
Secretary, and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article.

Section 2.  Election, Tenure and Qualifications.  The officers of the
---------   -----------------------------------
Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both President and Vice President. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Director.

Section 3.  Vacancies and Newly Created Officers.  If any vacancy shall occur in
---------   ------------------------------------
any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 9 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 4.  Removal and Resignation.  Any officer may be removed from office by
---------   -----------------------
the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose, if the Board has determined the best interests of the Corporation will be served by removal of that officer. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.  President.  The President shall be the chief executive officer of
---------   ---------
the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been elected, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board.
Subject to the supervision of the Board of Directors, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 6.  Vice President.  The Board of Directors may from time to time elect
---------   --------------
one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request of, or in the absence or in the event of the disability of, the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.  Treasurer and Assistant Treasurers.  The Treasurer shall be the
---------   ----------------------------------
principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Treasurer; and as soon as possible after the close of each financial year the Treasurer shall make and submit to the Board of Directors a like report for such financial year. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 8.  Secretary and Assistant Secretaries.  The Secretary shall attend to
---------   -----------------------------------
the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. The Secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 9.  Subordinate Officers.  The Board of Directors from time to time may
---------   --------------------
appoint such other officers and agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 10. Remuneration.  The salaries or other compensation of the officers
----------  ------------
of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 10 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bond.  The Board of Directors may require any officer or
----------  -----------
agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                  ARTICLE VI
                                  ----------
                                 CAPITAL STOCK
                                 -------------

Section 1.  Certificates of Stock.  The interest of each stockholder of the
---------   ---------------------
Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize, provided, however, the Board of Directors may, in its discretion, authorize the issuance of non-certificated shares. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

     In the event that the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

Section 2.  Transfer of Shares.  Shares of the Corporation shall be transferable
---------   ------------------
on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative (i) upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 3.  Stock Ledgers.  The stock ledgers of the Corporation, containing the
---------   -------------
names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4.  Transfer Agents and Registrars.  The Board of Directors may from
---------   ------------------------------
time to time appoint or remove transfer agents and registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5.  Fixing of Record Date.  The Board of Directors may fix in advance a
---------   ---------------------
date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within ninety days prior to the date on which the particular action requiring such determination will be taken; (2) the transfer books shall not be closed for a period longer than twenty days; and (3) in the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.

Section 6.  Lost, Stolen or Destroyed Certificates.  Before issuing a new
---------   --------------------------------------
certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                                  -----------
                          FISCAL YEAR AND ACCOUNTANT
                          --------------------------

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall, unless
---------   -----------
otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of May.

Section 2.  Accountant.
---------   ----------

     A. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

     B. A majority of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Corporation shall select the Accountant at any meeting held within thirty days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. The selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an Accountant.

     C. Any vacancy occurring between annual meetings due to the resignation of the Accountant may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.

                                 ARTICLE VIII
                                 ------------
                             CUSTODY OF SECURITIES
                             ---------------------

Section 1.  Employment of a Custodian.  The Corporation shall place and at all
---------   -------------------------
times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having an aggregate capital, surplus, and undivided profits not less than fifty million dollars ($50,000,000) or such other financial institution or other entity as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2.  Termination of Custodian Agreement.  Upon termination of the
---------   ----------------------------------
agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 3.  Other Arrangements.  The Corporation may make such other
---------   ------------------
arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE IX
                                  ----------
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

Section 1.  Indemnification of Officers, Directors, Employees and Agents.  The
---------   ------------------------------------------------------------
Corporation shall indemnify its present and past directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Section 2-418 of the Maryland General Corporate Law or a successor provision thereto concerning corporations, as amended from time to time or any other applicable provisions of law. Notwithstanding anything herein to the contrary, no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Sections 17(h) and (i) of the 1940 Act. Expenses incurred by any such person in defending any proceeding to which he or she is a party by reason of service in the above-referenced capacities shall be paid in advance or reimbursed by the Corporation to the full extent permitted by law, including Sections 17(h) and (i) of the 1940 Act.

Section 2.  Insurance of Officers, Directors, Employees and Agents.  The
---------   ------------------------------------------------------
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 3.  Amendment.  No amendment, alteration or repeal of this Article or
---------   ---------
the adoption, alteration or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

                                   ARTICLE X
                                   ---------
                                  AMENDMENTS
                                  ----------

Section 1.  General.  Except as provided in Section 2 of this Article X, all
---------   -------
Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

Section 2.  By Stockholders Only.  No amendment of any section of these Bylaws
---------   --------------------
shall be made except by the stockholders of the Corporation if the Bylaws provide that such section may not be amended, altered or repealed except by the stockholders. From and after the issue or any shares of the capital stock of the Corporation, no amendment, alteration or repeal of this Article X shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than fifty percent of the outstanding shares are present in person or by proxy, or (b) more than fifty percent of the Corporation's outstanding shares.